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                                                                  EXHIBIT 99.2
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[Solutia logo]                                NEWS

                                                SOLUTIA INC.
                                                575 Maryville Centre Drive
                                                St. Louis, Missouri 63141

                                                P.O. Box 66760
                                                St. Louis, Missouri 63166-6760


  FOR IMMEDIATE RELEASE
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                                        MEDIA: Dan Jenkins (314) 674-8552
                                        INVESTORS: Tim Spihlman (314) 674-5206


              SOLUTIA REACHES AGREEMENT IN PRINCIPLE TO PURCHASE
            AKZO NOBEL'S 50 PERCENT STAKE IN FLEXSYS JOINT VENTURE

ST. LOUIS - DECEMBER 15, 2006 -- Solutia Inc. (OTCBB: SOLUQ), a leading manufacturer and provider of interlayers for laminated glass, aftermarket window films, specialty chemicals and an integrated family of nylon products, today announced it has reached an agreement in principle to purchase Akzo Nobel N.V.'s stake in Flexsys, the 50%/50% rubber chemicals joint venture between Akzo Nobel and Solutia, as well as Akzo Nobel's Crystex business in Japan. The proposed transaction is subject to completion of the definitive purchase agreement, approval by the United States Bankruptcy Court, receipt of required regulatory approvals and the fulfillment of other customary closing conditions. Solutia expects to fund the purchase through a combination of sources, including a portion of its new debtor-in-possession (DIP) financing package, the commitment for which Solutia announced today in a separate press release.

         Formed in 1995, Flexsys http://www.flexsys.com is the world's leading supplier of chemicals to the rubber industry. With 2005 sales of approximately $600 million, Flexsys employs more than 1,000 people worldwide.



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         Flexsys products play an important role in the manufacture of tires and other rubber products such as belts, hoses, seals and footwear. These chemicals help cure and protect rubber, increase durability, lengthen product life, and provide color control and heat resistance.

         Flexsys' headquarters are in Brussels, Belgium, and its products are manufactured at 15 facilities worldwide: eight in Europe, three in North America, two in South America and two in Asia. Flexsys also operates three technology centers, as well as more than 40 sales offices worldwide.

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FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports can be accessed through the "Investors" section of Solutia's website at www.solutia.com. The bankruptcy court filings can be accessed by visiting www.trumbullgroup.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.

SOURCE: SOLUTIA INC.
ST. LOUIS
12/15/06

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